Exhibit 99.1

Press Release

Clean Harbors Reports Fourth-Quarter
and Year-End 2014 Financial Results

•            Announces Q4 Revenue of $845.0 Million, EPS of $0.46 and Adjusted EBITDA of $130.8 Million

•            Generates Full-Year Revenue of $3.4 Billion and Adjusted EBITDA of $521.9 Million

•            Offsets Slowdown Related to Energy Markets through Environmental Business Performance

•            Confirms 2015 Adjusted EBITDA Guidance

Norwell, Mass. — February 25, 2015 — Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental, energy and industrial services throughout North America, today announced financial results for the fourth quarter and year ended December 31, 2014.

Revenues for the fourth quarter were $845.0 million, compared with $879.4 million in the same period of 2013.  Income from operations in the fourth quarter of 2014 was $57.5 million, compared with $58.9 million in the same period of 2013.

Fourth-quarter 2014 net income was $27.4 million, or $0.46 per diluted share, compared with net income of $26.8 million, or $0.44 per diluted share, in the same period of 2013.  Net income for the fourth quarter of 2014 and 2013 included pre-tax integration and severance costs of $0.5 million and $2.2 million, respectively.

Adjusted EBITDA (see description below) in the fourth quarter of 2014 was $130.8 million, compared with $129.3 million in the same period of 2013.  The Company purchased $50.5 million of Clean Harbors stock as part of its share repurchase program during the fourth quarter.

Comments on the Fourth Quarter

“We concluded 2014 with a strong fourth-quarter performance, particularly in light of numerous headwinds affecting the energy markets,” said Alan S. McKim, Chairman and Chief Executive Officer. “Q4 Adjusted EBITDA was above our guidance range. Revenue, while lower mostly due to the effect of currency translation, was in line with our expectations.  From a margin perspective, cost reduction initiatives and a stronger business mix drove an 80-basis-point improvement in Adjusted EBITDA from the fourth quarter of last year. This increase underscores the significant leverage within our network of disposal facilities and the cross-selling we are deriving from Safety-Kleen.

“Our Technical Services segment posted an exceptional quarter, with incineration utilization of 96% and landfill volumes at the highest quarterly level in our history, up 37% from the prior year.  As a result, we grew Adjusted EBITDA in the segment by 23% in the quarter on 7% revenue growth, while margins reached 29.6%.  SK Environmental Services continued its consistent performance with another quarter of increased profitability and improved margins.  Our Industrial and Field Services segment delivered revenue growth in

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Fourth-Quarter
and Year-End 2014 Financial Results

the quarter, primarily as a result of a 16% revenue increase in our Field Services business, which continues to benefit from collaboration with Safety-Kleen.  Results in our Oil Re-refining and Recycling segment reflect the year-over-year decline in base oil pricing.  Lastly, our Oil and Gas Field Services and Lodging Services segments underperformed in the quarter, largely because of margin pressures and the challenging sales environment brought on by the dynamics of the current energy market.”

Full-Year 2014 Results

Revenues for 2014 were $3.40 billion compared with $3.51 billion in 2013.  Net loss for 2014, which included a $123.4 million non-cash, pre-tax goodwill impairment charge, was $28.3 million, or $0.47 per share, compared with net income of $95.6 million, or $1.57 per diluted share, in 2013.  Excluding the impairment charge, adjusted net income for 2014 was $92.4 million, or $1.53 per diluted share.  2014 net loss also included $11.1 million of pre-tax integration and severance costs.  2013 net income included $17.5 million in pre-tax integration and severance costs, and $13.6 million in pre-tax adjustments related to acquisition accounting.  Adjusted EBITDA (see description below) increased to $521.9 million in 2014 from $510.1 million for 2013.

“In 2014, we encountered several headwinds that included declining Canadian currency, a slowdown in the Oil Sands, a drop in base oil prices and turbulence in the energy markets.  We took aggressive action and responded decisively to each of these issues by implementing a $75 million cost reduction plan, creating a regional sales structure, introducing our Zero-Pay and Charge-for-Oil initiative toward year-end and conducting a strategic review of our portfolio that resulted in a planned carve out of our Oil and Gas Field Services business,” McKim said.  “Ultimately, we were successful in growing our Adjusted EBITDA from the prior year despite these significant market challenges, as we drove record volumes into our disposal network.  Our margin expansion and growth in profitability in 2014 were the direct results of the outstanding team we have at Clean Harbors.  Our team’s commitment to service excellence and safety remains a critical element in our success.  In 2014, we again improved our key safety metrics, benefitting our employees, our customers and the communities we serve.”

Business Outlook and Financial Guidance

“We enter 2015 with operational and sales momentum in our environmental-related businesses, while still facing external headwinds across several segments,” McKim said. “Activity in the Oil Sands region remains weak, limiting opportunities and creating pricing pressure for our Lodging Services segment.  Our Oil and Gas Field Services segment also is experiencing margin pressure as it operates in an environment of reduced exploration budgets and significantly lower rig counts in both the U.S. and Canada.  However, we anticipate ongoing strength in Technical Services as we continue to drive substantial volumes into our disposal network, particularly from Safety-Kleen. Within SK Environmental Services, we see organic growth opportunities, including new branch locations and cross-selling with our Field Services team.  Our Industrial Services

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Fourth-Quarter
and Year-End 2014 Financial Results

business is poised for a year of increased turnaround services to our clients and sees a solid pipeline of project activity in the U.S.  Within our Oil Re-refining and Recycling segment, we will continue to address the spread compression we have experienced in that business.  In addition, we are implementing additional expense reductions in areas such as procurement, branch consolidations and non-billable headcount, which will further drive down our cost structure.  We expect to see our margins continue to improve in 2015, even with the challenges we are facing in oil-related markets.”

Based on its 2014 financial performance and current market conditions, Clean Harbors is reiterating its previously announced 2015 annual Adjusted EBITDA guidance. The Company continues to anticipate Adjusted EBITDA in the range of $530 million to $570 million.  A reconciliation of the Company’s Adjusted EBITDA guidance to net income guidance is included below.

For the first quarter of 2015, the Company expects to generate Adjusted EBITDA in the range of $83 million to $90 million.

Clean Harbors reports Adjusted EBITDA, which is a non-GAAP financial measure, as a complement to results provided in accordance with accounting principles generally accepted in the United States (GAAP).  The Company believes that Adjusted EBITDA provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved.  The Company defines Adjusted EBITDA in accordance with its existing credit agreement, as described in the following reconciliation showing the differences between reported net income (loss) and Adjusted EBITDA for the fourth quarter and full year of 2014 and 2013 (in thousands):

	For the Three Months Ended:		For the Year Ended:
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013

Net income (loss)	$27,377	$26,801	$(28,328)	$95,566
Accretion of environmental liabilities	2,637	2,913	10,612	11,541
Depreciation and amortization	70,603	67,545	276,083	264,449
Goodwill impairment charge	—	—	123,414	—
Other (income) expense	(244)	325	(4,380)	(1,705)
Interest expense, net	19,238	19,592	77,668	78,376
Pre-tax, non-cash acquisition accounting inventory adjustment	—	—	—	13,559
Provision for income taxes	11,166	12,159	66,850	48,319
Adjusted EBITDA	$130,777	$129,335	$521,919	$510,105

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Fourth-Quarter
and Year-End 2014 Financial Results

This press release includes a discussion of net income and earnings per share amounts adjusted for the goodwill impairment charge identified in the reconciliations provided below.  The Company believes that discussion of these additional non-GAAP measures provide investors with meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance.  The following shows the difference between net (loss) income to adjusted net income and (loss) earnings per share to adjusted earnings per share for the year ended December 31, 2014 and 2013 (in thousands):

	For the Year Ended:
	December 31, 2014	December 31, 2013
Adjusted net income
Net (loss) income	$(28,328)	$95,566
Goodwill impairment charge, net of tax	120,750	—
Adjusted net income	$92,422	$95,566

Adjusted earnings per share
(Loss) earnings per share	$(0.47)	$1.57
Goodwill impairment charge, net of tax	2.00	—
Adjusted earnings per share	$1.53	$1.57

Adjusted EBITDA Guidance Reconciliation

An itemized reconciliation between projected net (loss) income and projected Adjusted EBITDA is as follows:

	For the Quarter Ending March 31, 2015			For the Year Ending December 31, 2015
	Amount			Amount
	(In millions)			(In millions)
Projected GAAP net (loss) income	$(4)	to	$2	$103	to	$136
Adjustments:
Accretion of environmental liabilities	3	to	3	11	to	10
Depreciation and amortization	68	to	65	275	to	265
Interest expense, net	19	to	19	76	to	76
(Benefit) provision for income taxes	(3)	to	1	65	to	83
Projected Adjusted EBITDA	$83	to	$90	$530	to	$570

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Fourth-Quarter
and Year-End 2014 Financial Results

Conference Call Information

Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release.  On the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy.

Investors who wish to listen to the webcast and view the accompanying slides should visit the Investors section of the Company’s website at www.cleanharbors.com.  The live call also can be accessed by dialing 201.689.8881 or 877.709.8155 prior to the start of the call.  If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

About Clean Harbors

Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental, energy and industrial services. The Company serves a diverse customer base, including a majority of the Fortune 500, across the chemical, energy, manufacturing and additional markets, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is North America’s largest re-refiner and recycler of used oil and a leading provider of parts washers and environmental services to commercial, industrial and automotive customers. Founded in 1980 and based in Massachusetts, Clean Harbors operates throughout the United States, Canada, Mexico and Puerto Rico. For more information, visit www.cleanharbors.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. Such statements may include, but are not limited to, statements about future financial and operating results, and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation, those items identified as “risk factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Fourth-Quarter
and Year-End 2014 Financial Results

Contacts:

James M. Rutledge	Eric Kraus	Jim Buckley
Vice Chairman, President and CFO	EVP Corporate Communications	SVP Investor Relations
Clean Harbors, Inc.	& Public Affairs	Clean Harbors, Inc.
781.792.5100	Clean Harbors, Inc.	781.792.5100
InvestorRelations@cleanharbors.com	781.792.5100	Buckley.James@cleanharbors.com
	Kraus.Eric@cleanharbors.com

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Fourth-Quarter
and Year-End 2014 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

 (in thousands except per share amounts)

	For the Three Months Ended:		For the Year Ended:
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013

Revenues	$845,024	$879,430	$3,401,636	$3,509,656
Cost of revenues (exclusive of items shown separately below)	610,720	645,164	2,441,796	2,542,633
Selling, general and administrative expenses	103,527	104,931	437,921	470,477
Accretion of environmental liabilities	2,637	2,913	10,612	11,541
Depreciation and amortization	70,603	67,545	276,083	264,449
Goodwill impairment charge	—	—	123,414	—
Income from operations	57,537	58,877	111,810	220,556
Other income (expense)	244	(325)	4,380	1,705
Interest expense, net	(19,238)	(19,592)	(77,668)	(78,376)
Income before provision for income taxes	38,543	38,960	38,522	143,885
Provision for income taxes	11,166	12,159	66,850	48,319
Net income (loss)	$27,377	$26,801	$(28,328)	$95,566
Earnings (loss) per share:
Basic	$0.46	$0.44	$(0.47)	$1.58
Diluted	$0.46	$0.44	$(0.47)	$1.57

Shares used to compute earnings (loss) per share — Basic	59,491	60,671	60,311	60,574
Shares used to compute earnings (loss) per share — Diluted	59,613	60,835	60,311	60,728

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Fourth-Quarter
and Year-End 2014 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2014	December 31, 2013
Current assets:
Cash and cash equivalents	$246,879	$310,073
Marketable securities	—	12,435
Accounts receivable, net	557,131	579,394
Unbilled accounts receivable	40,775	26,568
Deferred costs	19,018	16,134
Inventories and supplies	168,663	152,096
Prepaid expenses and other current assets	57,435	41,962
Deferred tax assets	36,532	32,517
Total current assets	1,126,433	1,171,179
Property, plant and equipment, net	1,558,834	1,602,170
Other assets:
Deferred financing costs	17,580	20,860
Goodwill	452,669	570,960
Permits and other intangibles, net	530,080	569,973
Other	18,682	18,536
Total other assets	1,019,011	1,180,329
Total assets	$3,704,278	$3,953,678
Current liabilities:
Current portion of capital lease obligations	$536	$1,329
Accounts payable	267,329	316,462
Deferred revenue	62,966	55,454
Accrued expenses	219,549	236,829
Current portion of closure, post-closure and remedial liabilities	22,091	29,471
Total current liabilities	572,471	639,545
Other liabilities:
Closure and post-closure liabilities, less current portion	45,702	41,201
Remedial liabilities, less current portion	138,029	148,911
Long-term obligations	1,395,000	1,400,000
Capital lease obligations, less current portion	—	1,435
Deferred taxes, unrecognized tax benefits and other long-term liabilities	290,205	246,947
Total other liabilities	1,868,936	1,838,494
Total stockholders’ equity, net	1,262,871	1,475,639
Total liabilities and stockholders’ equity	$3,704,278	$3,953,678

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Fourth-Quarter
and Year-End 2014 Financial Results

Supplemental Segment Data (in thousands)

	For the Three Months Ended:
	December 31, 2014			December 31, 2013
Revenue	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Technical Services	$277,210	$42,499	$319,709	$264,260	$35,120	$299,380
Industrial and Field Services	171,083	(10,591)	160,492	164,848	(10,207)	154,641
Oil Re-refining and Recycling	120,305	(46,276)	74,029	133,610	(49,156)	84,454
SK Environmental Services	163,628	16,001	179,629	168,517	22,766	191,283
Lodging Services	36,070	471	36,541	52,959	857	53,816
Oil and Gas Field Services	76,870	744	77,614	95,371	934	96,305
Corporate Items	(142)	(2,848)	(2,990)	(135)	(314)	(449)
Total	$845,024	$—	$845,024	$879,430	$—	$879,430

	For the Year Ended:
	December 31, 2014			December 31, 2013
Revenue	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Technical Services	$1,043,267	$162,116	$1,205,383	$1,023,926	$123,889	$1,147,815
Industrial and Field Services	681,779	(42,410)	639,369	708,523	(44,934)	663,589
Oil Re-refining and Recycling	533,587	(201,864)	331,723	528,636	(193,009)	335,627
SK Environmental Services	667,320	80,419	747,739	665,008	107,091	772,099
Lodging Services	172,218	2,514	174,732	208,545	3,840	212,385
Oil and Gas Field Services	303,189	5,081	308,270	383,959	6,546	390,505
Corporate Items (1)	276	(5,856)	(5,580)	(8,941)	(3,423)	(12,364)
Total	$3,401,636	$—	$3,401,636	$3,509,656	$—	$3,509,656

(1)   Corporate Items revenue for the year ended December 31, 2013 includes one-time, non-cash reductions of approximately $10.2 million due to the impact of fair value acquisition accounting adjustments on Safety-Kleen’s historical deferred revenue at December 28, 2012. Revenue for the six reportable segments for the year ended December 31, 2013 excludes such adjustments to maintain comparability with future operating results and reflect how the Company manages the business.

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Fourth-Quarter
and Year-End 2014 Financial Results

Non-GAAP Segment Results

Clean Harbors reports Adjusted EBITDA results, which is a non-GAAP financial measure, as a complement to results provided in accordance with accounting principles generally accepted in the United States (GAAP) and believes that such information provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved.  The Company defines Adjusted EBITDA in accordance with its existing credit agreement.  See “Non-GAAP Results” for a reconciliation of the Company’s total Adjusted EBITDA to GAAP net income (loss).

	For the Three Months Ended:		For the Year Ended:
Adjusted EBITDA	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013

Technical Services	$94,728	$77,236	$328,130	$285,520
Industrial and Field Services	20,200	21,523	87,591	96,804
Oil Re-refining and Recycling	2,309	10,253	51,561	57,003
SK Environmental Services	29,001	28,448	113,986	112,722
Lodging Services	12,242	17,088	61,438	80,358
Oil and Gas Field Services	12,426	15,397	40,114	67,855
Corporate Items	(40,129)	(40,610)	(160,901)	(190,157)
Total	$130,777	$129,335	$521,919	$510,105

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com